EXHIBIT 99
First Franklin Corporation
4750 Ashwood Drive Cincinnati, Ohio 45241
(513) 469-5352 Fax (513) 469-5360
April 14, 2006
Cincinnati, Ohio
First Franklin Corporation (FFHS) Announces Earnings
First Franklin Corporation (FFHS, Nasdaq), the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced net income of $189,000 ($0.11 per basic share) for the first quarter of 2006 compared to earnings of $161,000 ($0.10 per basic share) for the first quarter of 2005.
Franklin Savings has eight locations in Greater Cincinnati. The Corporation’s common stock is traded on the Nasdaq National Market under the symbol “FFHS”.
CONTACT:	Thomas H. Siemers President and CEO (513) 469-5352